                                                               EXHIBIT 17(c)(13)

                                   AGREEMENT
                                   ---------


          This Agreement (the "Agreement") is made this 6th day of November, 1996, by and between Dominium Tax Exempt Fund L.L.P., for itself and on behalf of its partners and affiliates ("Dominium"), and Capital Apartment Properties, Inc., for itself and on behalf of its affiliates ("CAPREIT") and on behalf of Watermark Partners, L.P. and Watermark III Partners, L.P. (all collectively, the "Parties").

                                    RECITALS
                                    --------

          R-1. Capital Realty Investors Tax Exempt Fund Limited Partnership ("CRITEF I-II") and CRITEF Associates Limited Partnership ("CRITEF Associates") are parties to a certain Fourth Amended and Restated Agreement and Plan of Merger dated as of August 21, 1996, with CAPREIT and Watermark Partners, L.P., an affiliate of CAPREIT and others.

          R-2. Capital Realty Investors Tax Exempt Fund III Limited Partnership ("CRITEF III") and CRITEF III Associates Limited Partnership ("CRITEF III Associates") are parties to a certain Fourth Amended and Restated Agreement and Plan of Merger dated as of August 21, 1996, with CAPREIT and Watermark III Partners, L.P., an affiliate of CAPREIT and others.

          R-3. CRITEF and CRITEF III together are referred to herein as the "Funds". CRITEF Associates and CRITEF III Associates together are referred to herein as the "General Partners." The Fourth Amended and Restated Agreements and Plans of Merger referred to in Recital 1 and Recital 2 above are collectively referred to herein as the "Merger Agreements."

          R-4. Pursuant to the Merger Agreements, the Beneficial Assignee Certificates ("BACs") owned by the holders of the beneficial interests in the Funds (the "BAC Holders") would be redeemed for an aggregate amount of approximately $160,301,663 (the "Original Merger Consideration"), which is net of amounts payable to plaintiffs' counsel in certain BAC Holder class action litigation relating to the Mergers (hereinafter defined) but subject to certain adjustments relating to Available Cash.

          R-5. The Funds have been soliciting proxies, pursuant to a joint proxy statement dated September 20, 1996 (the "Joint Proxy Statement"), for approval by BAC Holders of the mergers and related transactions contemplated by the Merger Agreements (together, the "Mergers").

          R-6. On September 27, 1996, Dominium filed suit against the Funds, the General Partners, and others in the United States District Court for the District of Minnesota, Court File No. 4-96-956 (the "Minnesota Action"), alleging, among other things, that the Joint Proxy Statement contains violations of Section 14(a) of the Securities Exchange Act of 1934.

          R-7. On October 3, 1996, the Funds, the General Partners, and CAPREIT filed suit against Dominium and others in the United States District Court for the Southern District of New York, Case No. 96 Civ. 7534 (the "New York Action"), alleging, among other things, that certain communications by Dominium violated Section 14(a) of the Securities Exchange Act of 1934, and alleging tortious interference with the Merger Agreements.

          R-8. Dominium has been soliciting proxies in opposition to the Mergers.

          R-9. Dominium has advised CAPREIT that it has incurred substantial out-of-pocket and other costs for due diligence with respect to the Funds' assets and certain partnerships that own properties (the "Properties") that secure the revenue bonds owned by the Funds, including, without limitation, appraisals; engineering reports; environmental studies; transaction, proxy and litigation legal work; accounting work; travel costs; consultants; financing fees and expenses; proxy solicitations; and public relations. Dominium has further advised CAPREIT that Dominium and its affiliates have devoted significant resources to the Merger transaction and, as a result, have incurred significant opportunity costs for matters that it was unable to pursue and take advantage of due to its involvement with the Mergers. All of the costs and expenses described herein or otherwise incurred by Dominium are hereinafter referred to as the "Dominium Costs."

          R-10. A meeting to vote on the Mergers by the BAC Holders was scheduled for October 29, 1996 (the "Meeting," which term includes any adjournment or postponement thereof).

          R-11. On October 28, 1996, the Funds postponed the Meeting to November 8, 1996.

          R-12. The Funds and CAPREIT have agreed to increase the Original Merger Consideration an aggregate of $6,498,604, allocated as provided for herein. Dominium has advised CAPREIT and the Funds that, in its opinion, such increase in the Original Merger Consideration will result in the Mergers being in the best interests of the BAC Holders and, as a result, that it now endorses and supports the Mergers.

          R-13. To repay and recompense Dominium for the Dominium Costs, and in consideration of Dominium and its affiliates giving up its claims pursuant to the Mutual Releases hereinafter described, and the dismissal with prejudice by Dominium and its affiliates of the Minnesota Action, and in recognition of the efforts of Dominium leading to an increase in the Original Merger Consideration, CAPREIT is willing to pay Dominium $3,000,000, subject to certain conditions (the "Dominium Payment").

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

          1. The Parties acknowledge and agree that the foregoing Recitals are true and correct and are incorporated herein as though set forth herein in full.

     2. Simultaneously herewith CAPREIT will enter into amendments to the Merger Agreements with the Funds, the General Partners, and other parties (and will cause Watermark Partners, L.P., to enter into such amendments), which may be further amended and revised from time to time (so long as the Improved Merger Consideration, as hereinafter defined, allocable to each series is not less than the amounts as provided for below), that, among other things:

          A. increase the Original Merger Consideration by an aggregate of $6,498,604, allocated as follows:

               Series I         --     $1,368,000
               Series II        --     $1,975,643
               Series III       --     $3,154,961

     (the "Merger Consideration Increase" which amount, when added to the Original Merger Consideration, is referred to herein as the "Improved Merger Consideration");

          B. reduce the aggregate consideration to be paid to the General Partners or their affiliates by $500,000; and

          C. cause the aggregate $500,000 reduction under paragraph 1.B. above to constitute a portion of the Merger Consideration Increase.

     3. CAPREIT and the Funds will promptly select a new date for the postponed Meeting, will disseminate to the BAC Holders a supplement to the Joint Proxy Statement describing the terms of the Revised Merger Agreements, this Agreement and other matters, and will diligently solicit proxies for approval of the revised mergers and the related transactions (together, the "Revised Mergers") by the BAC Holders pursuant to the Revised Merger Agreements.

     4.   Simultaneously with the execution of this Agreement:

          A. CAPREIT has deposited in escrow $2,500,000 of the Dominium Payment (the "Escrow Fund") with Commonwealth Land Title Insurance Company, of St. Paul, Minnesota (the "Escrow Agent"), to be held and disbursed as provided for in an escrow agreement, a copy of which is attached hereto as Exhibit "A." The payment of the Escrow Fund to Dominium in accordance with the escrow agreement shall not be reduced, increased, or otherwise affected by any subsequent increase in the Improved Merger Consideration.

          B.  Dominium, Dominium Management Services, Inc., Jack W. Safar, David
     L. Brierton, Paul R. Sween, and Armand E. Brachman, for their part, and CAPREIT, the Funds, the General Partners, C.R.I., Inc. ("CRI"), H. William

     Willoughby, and William B. Dockser, for their parts, have exchanged mutual releases, copies of which are attached hereto as Exhibit "B."

          C. CAPREIT has paid the remaining $500,000 of the Dominium Payment to

     Dominium, which amount is non-refundable. Dominium shall be entitled to retain said amount notwithstanding the defeat of one or both of the proposals to adopt and approve the Merger Agreements.

          D. The Parties will promptly issue a joint press release substantially in the form attached hereto as Exhibit "C" informing the public of the improved merger terms and of this Agreement.

     5. Promptly after the execution hereof, the parties hereto will execute, deliver and file with the appropriate courts Stipulations of Dismissal, dismissing with prejudice the New York Action and the Minnesota Action.

     6. For as long as is requested by CAPREIT or the Funds, Dominium, at CAPREIT's sole cost and expense, will take all necessary action to endorse and support the approval of the Revised Mergers and to so advise the BAC Holders, including, without limitation, to:

          A. withdraw its opposition to the Mergers and the related transactions, withdraw its solicitation of proxies in opposition to the Mergers, and make appropriate filings with the Securities and Exchange Commission indicating it has withdrawn its opposition and proxy solicitation;

          B. direct its proxy solicitor, Georgeson & Co., Inc. ("Georgeson"), at CAPREIT's request and expense, to cooperate with CAPREIT and the Funds in connection with the solicitation of proxies for approval of the Revised Mergers and the related transactions, including the actions described under paragraphs 6.C. and 6.E.

          C. issue such letters and other forms of communication on Dominium's letterhead, informing the BAC Holders and the public of Dominium's endorsement and support of the Revised Mergers and related transactions, and that Dominium believes that the Merger Consideration Increase, Improved Merger Consideration, and this Agreement are fair to and in the best interests of the BAC Holders, subject to Dominium's prior approval of such letters or communications consistent with this Agreement, which approval shall not be unreasonably withheld or delayed;

          D. vote its BACs in favor of the Revised Mergers and the related transactions; and

          E. promptly make available to CAPREIT and the Funds copies of all proxies received by Dominium and its agents as a result of Dominium's solicitation of proxies in opposition to the Mergers.

Any reasonable out-of-pocket expense incurred by Dominium in connection with the foregoing after the date of this Agreement will be paid by CAPREIT forthwith on demand, upon submission to CAPREIT of appropriate supporting documentation.

     7. Dominium shall not take, or cause to be taken, any action which is, or could be, adverse to the approval of the Revised Mergers and related transactions.

     8. No alleged or actual breach by Dominium or any of its affiliates of any obligation under this Agreement shall be the basis for any reduction of the Dominium Payment or any claim of offset against the Dominium Payment.


     9. This Agreement is solely for the benefit of the Parties hereto. No party other than the Parties hereto shall be entitled to make any claim under this Agreement based upon a theory of being a third party beneficiary or other like theory.

     10. CAPREIT and Dominium shall each provide to the other copies of all correspondence to BAC Holders, press releases, and filings with the United States Securities and Exchange Commission immediately upon mailing or filing. CAPREIT shall give written notice to Dominium of the results of the vote by the BAC Holders at the Meeting promptly following such vote.

     11.  Notwithstanding anything to the contrary contained in this Agreement:

          A. In the event of a breach of any provision of this Agreement by Dominium at or prior to the Meeting, CAPREIT shall not be entitled to damages for such breach (it being agreed that damages would be an inadequate remedy), but shall be entitled to seek all equitable remedies, including, without limitation, injunctive relief, specific performance, and corrective action.

          B. Dominium shall not do any act (i) after approval by the BAC Holders of the Revised Mergers and payment to Dominium of the Dominium Payment that would obstruct or otherwise interfere with the consummation of the Revised Mergers; or (ii) after the Meeting that would obstruct or otherwise interfere with an "Alternative Transaction" as defined in the Escrow Agreement, including, without limitation, any action, directly or indirectly, through merger, tender offer, exchange offer, acquisition of partnership interests or BACs, or otherwise to acquire a material portion of the assets of the Funds, or any action, directly or indirectly, through merger, tender offer, exchange offer, acquisition of partnership interests or BACs, or otherwise to acquire any of the Properties or the Owner Partnerships whose mortgages secure "Non-Performing Bonds" owned by the Funds.

          C. In the event of (i) a breach by Dominium arising out of Section 11.B. of this Agreement or (ii) unlawful conduct by either Dominium or CAPREIT after the Meeting, Dominium and CAPREIT, as the case may be, shall be entitled to all remedies at law or in equity; provided that if the Revised Mergers had theretofor been approved by the BAC Holders, but the Revised Mergers were not consummated, Dominium shall have been paid the Dominium Payment.


     12. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures by facsimile shall be effective as originals.

     IN WITNESS WHEREOF, CAPREIT has caused this Agreement to be signed by its duly authorized officers for itself and on behalf of its affiliates, and on behalf of Watermark Partners, L.P., and Watermark III Partners, L.P.; and Dominium has caused this Agreement to be signed by its duly authorized partners for itself and on behalf of its partners and affiliates, all as of the date first above written.

                              CAPITAL APARTMENT PROPERTIES, INC.


                         By:  /s/ Richard L. Kadish
                              Richard L. Kadish, President



                              DOMINIUM TAX EXEMPT FUND L.L.P.


                         By:  /s/ Jack W. Safar
                              Jack W. Safar, General Partner


                         By:  /s/ David L. Brierton
                              David L. Brierton, General Partner

                                ACKNOWLEDGEMENT
                                ---------------


          The undersigned, on this 6th day of November, 1996, hereby:

          1. Acknowledge the Agreement dated the 6th day of November, 1996, by and between Dominium Tax Exempt Fund L.L.P., for itself and on behalf of its partners and affiliates ("Dominium") and Capital Apartment Properties, Inc. ("CAPREIT"), for itself and on behalf of its affiliates, and on behalf of Watermark Partners, L.P. and Watermark III Partners, L.P. (the "Agreement"); and

          2. Agree to take any action reasonably required of each of them to carry out and effectuate the terms and intent of the Agreement, provided the undersigned shall not be required to expend money not otherwise required under the Agreement.

          3. This Acknowledgement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures by facsimile shall be effective as originals.



                                 /s/ JACK W. SAFAR
                                 ------------------------------------------
                                 JACK W. SAFAR


                                 /s/ DAVID L. BRIERTON
                                 ------------------------------------------
                                 DAVID L. BRIERTON


                                 /s/ PAUL R. SWEEN
                                 ------------------------------------------
                                 PAUL R. SWEEN


                                 /s/ ARMAND E. BRACHMAN
                                 ------------------------------------------
                                 ARMAND E. BRACHMAN

                                 CAPITAL REALTY INVESTORS TAX
                                 EXEMPT FUND LIMITED PARTNERSHIP
                                 By:  CRITEF Associates Limited Partnership,
                                 its general partner
                                 By:  C.R.I., Inc., its general partner


                           By:   /s/ H. William Willoughby
                                 ---------------------------------------
                                 H. William Willoughby, President



                                 CAPITAL REALTY INVESTORS TAX
                                 EXEMPT FUND III LIMITED PARTNERSHIP
                                 By: CRITEF III Associates Limited Partnership its general partner
                                 By:  C.R.I., Inc., its general partner


                           By:   /s/ H. William Willoughby
                                 ---------------------------------------
                                 H. William Willoughby, President



                                 WATERMARK PARTNERS, L.P.
                                 By:  Capital Apartment Properties, Inc.,
                                      its general partner


                           By:   /s/ Richard L. Kadish

                                 ---------------------------------------
                                 Richard L. Kadish, President



                                 WATERMARK III PARTNERS, L.P.
                                 By:  Capital Apartment Properties, Inc.,
                                      its general partner


                           By:   /s/ Richard L. Kadish
                                 ---------------------------------------
                                 Richard L. Kadish, President

                                 CRITEF ASSOCIATES LIMITED
                                  PARTNERSHIP
                                 By:  C.R.I., Inc., its general partner


                           By:   /s/ H. William Willoughby
                                 ---------------------------------------
                                 H. William Willoughby, President



                                 CRITEF ASSOCIATES III LIMITED
                                  PARTNERSHIP
                                 By:  C.R.I., Inc., its general partner


                           By:   /s/ H. William Willoughby
                                 ---------------------------------------
                                 H. William Willoughby, President

                                  C.R.I., INC.

                           By:   /s/ H. William Willoughby
                                 ------------------------------------------
                                 H. William Willoughby, President


                                 /s/ WILLIAM B. DOCKSER
                                 ------------------------------------------
                                 WILLIAM B. DOCKSER

                                                                       EXHIBIT A
                                ESCROW AGREEMENT
                                ----------------


          THIS ESCROW AGREEMENT is dated as of the 6th day of November, 1996, among CAPITAL APARTMENT PROPERTIES, INC., a Delaware corporation ("CAPREIT"), DOMINIUM TAX EXEMPT FUND L.L.P., a Minnesota limited liability partnership ("Dominium"), and COMMONWEALTH LAND TITLE INSURANCE COMPANY OF MINNESOTA, a Pennsylvania corporation (the "Escrow Agent").

                               R E C I T A L S :

          R-1. CAPREIT and Dominium have entered into an agreement dated as of the 6th day of November, 1996, relating to the proposed mergers of Capital Realty Investors Tax Exempt Fund Limited Partnership and Capital Realty Investors Tax Exempt Fund III Limited Partnership (together, the "Funds") with CAPREIT and affiliates of CAPREIT (the "Agreement").

          R-2. The Agreement provides for the deposit by CAPREIT of $2,500,000.00 into the escrow account established hereby, to be held and distributed by the Escrow Agent pursuant to the terms hereof.

          R-3. Capitalized terms used but not defined herein shall have the meanings specified in the Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

     1.   Establishment of Escrow Fund.  Simultaneously with the execution
          ----------------------------
and delivery of this Escrow Agreement, CAPREIT is depositing with the Escrow Agent the sum of $2,500,000.00. Such sum, as from time to time invested and reinvested as provided herein, and any accretion thereto and income or loss with respect thereto, shall be referred to as the "Escrow Fund." The Escrow Agent shall hold, invest, and dispose of the Escrow Fund in accordance with the terms and conditions hereof.

     2.   Investment of the Escrow Fund.
          -----------------------------

          2.1.  Investment.  The Escrow Agent shall invest any or all of the
                ----------
Escrow Fund as directed in writing by CAPREIT in any of the following:

                (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof, or

                (ii) any money market funds invested solely in, or repurchase agreements collateralized solely by, the obligations described in Section 2.1(i).

                (iii) insured checking or depository accounts at a federally-insured depository institution, for the limited purpose of facilitating investments pursuant to Sections (i) or (ii) or paying the expenses of the Escrow Fund.

          2.2.  Escrow Ledger.  The Escrow Agent shall maintain a ledger (the
                -------------
"Escrow Ledger") setting forth (i) the name and address of CAPREIT and Dominium; (ii) the identity of investments of the Escrow Fund; (iii) all income or other items added to and distributions from or other items charged against the Escrow Fund; and (iv) with respect to any distribution pursuant to this Escrow Agreement, the provisions of this Escrow Agreement pursuant to which such distribution has been made. The Escrow Agent shall make the Escrow Ledger available or will provide a copy thereof to CAPREIT or Dominium, as reasonably requested by either of them.

    3.    Retention of Income. Any income of the Escrow Fund shall be
          -------------------
accumulated and added to the Escrow Fund.

    4.    Entitlement to the Escrow Fund.
          ------------------------------

          4.1. Dominium shall be entitled to the entire Escrow Fund if, on or before December 31, 1998, the Revised Merger Agreements, and all related transactions required to be approved by BAC Holders to consummate the Mergers (the "Related Transactions") are approved by a vote of holders of a majority in interest of the BACs of both Funds.

          4.2. Dominium shall be entitled to the percentage of the Escrow Fund below if neither Section 4.1 nor Section 4.4 applies and if, on or before December 31, 1998, CAPREIT or affiliates of CAPREIT have consummated a transaction pursuant to which CAPREIT or its affiliates, directly or indirectly, through merger, tender offer, exchange offer, acquisition of partnership interests or BACs, or otherwise, have acquired control of either or both of the Funds (an "Alternative Transaction"). Following are the percentages of the Escrow Fund to be paid pursuant to this Section 4.2:

        100% if control of both Funds is so acquired;
         50% if control of only one Fund is so acquired;
          0% if control of neither Fund is so acquired.

          4.3. Dominium shall be entitled to fifty percent (50%) of the Escrow Fund if, on or before December 31, 1998, one of the two Revised Mergers is approved by BAC Holders holding a majority in interest of the BACs of one Fund and CAPREIT, in its sole discretion, elects to consummate such Revised Merger with such Fund.

          4.4. Dominium shall be entitled to the percentage of the Escrow Fund set forth below if neither Section 4.1, Section 4.2, nor Section 4.3 applies and if, on or before December 31, 1998, CAPREIT or affiliates of CAPREIT have acquired, directly or indirectly, through merger, tender offer, exchange offer, acquisition of partnership interests, or otherwise, one or more of the 18 properties encumbered by mortgages that secure the bonds owned by the Funds, together with each such related mortgage (the "Properties") (also an "Alternative Transaction"). The percentage of the Escrow Fund to be paid pursuant to this Section 4.4 is 5.556% for each Property so acquired.

          4.5. Subject to the proviso contained in subparagraph (iii) of this
Section 4.5, CAPREIT shall be entitled to the entire Escrow Fund if:

                (i) By December 31, 1998, the Revised Merger Agreements and all Related Transactions are not approved by a vote of holders of a majority in interest of the BACs of both Funds;

                (ii) By December 31, 1998, CAPREIT or affiliates of CAPREIT have not consummated an Alternative Transaction; or

                (iii) CAPREIT has announced that it has abandoned the Revised Mergers and given written notice to Dominium that neither it nor its affiliates will, prior to December 31, 1998, consummate an Alternative Transaction (the "Announcement and Notice"); provided, however, in such event, if (x) CAPREIT collects the "breakup fees" and the reimbursement of expenses as provided for in the Revised Merger Agreements, CAPREIT shall promptly, upon receipt of such breakup fees and the reimbursement of expenses, remit to Dominium the amount distributed to it from the Escrow Fund because of this subparagraph (iii), together with interest from the date of such distribution at the rate of six percent (6%) per annum on the amount remitted or (y) prior to December 31, 1998, CAPREIT consummates an Alternative Transaction despite its Announcement and Notice, CAPREIT shall, promptly upon such consummation, remit to Dominium the amount distributed to it because of this subparagraph (iii), together with interest from the date of such distribution at the rate of six percent (6%) per annum on the amount remitted, which amount shall be deemed liquidated damages and the sole and exclusive remedy for CAPREIT's breach of its Announcement and Notice.

     5.   Disbursement of the Escrow Fund.  The Escrow Agent shall hold the
          -------------------------------
Escrow Fund until it delivers the same as provided in this Section 5, as follows:

          5.1. At any time, upon joint written instructions of CAPREIT and Dominium, the Escrow Agent shall distribute all amounts held in the Escrow Fund as directed by CAPREIT and Dominium.

          5.2. If Dominium believes it is entitled to all or some portion of the Escrow Fund pursuant to Sections 4.1, 4.2, 4.3 or 4.4 above, Dominium shall deliver a notice (the "Dominium Notice") to the Escrow Agent, with a copy to CAPREIT, expressly stating the full basis for its belief that it is entitled to such amounts pursuant to Sections 4.1, 4.2, 4.3 or 4.4 above. Unless the Escrow Agent shall receive, within ten (10) days of its receipt of the Dominium Notice and evidence of CAPREIT's receipt of a copy thereof, a notice of objection by CAPREIT (the "CAPREIT Objection Notice") stating the full basis for its belief that Dominium is not entitled to the Escrow Fund pursuant to Sections 4.1, 4.2, 4.3 or 4.4 above, the Escrow Fund shall be delivered to Dominium. If the Escrow Agent shall receive the CAPREIT Objection Notice, it shall continue to hold the Escrow Fund until it has received (i) written instructions signed by both Dominium and CAPREIT, or (ii) a final, non-appealable order of a court directing delivery of the Escrow Fund, in which case the Escrow Agent shall deliver the Escrow Fund in accordance with such instructions or order.

          5.3. If CAPREIT believes it is entitled to the Escrow Fund pursuant to Section 4.5 above, CAPREIT shall deliver a notice (the "CAPREIT Notice") to the Escrow Agent, with a copy to Dominium, expressly stating the full basis for its belief that it is entitled to the Escrow Fund pursuant to Section 4.5 above. Unless the Escrow Agent shall receive, within ten (10) days of its receipt of the CAPREIT Notice and evidence of Dominium's receipt of a copy thereof, a notice of objection by Dominium (the "Dominium Objection Notice") stating the full basis for its belief that CAPREIT is not entitled to the Escrow Fund pursuant to Section 4.5 above, the Escrow Fund shall be delivered to CAPREIT. If the Escrow Agent shall receive the Dominium Objection Notice, it shall continue to hold the Escrow Fund until it has received (i) written instructions signed by both CAPREIT and Dominium, or (ii) a final, non-appealable order of a court directing delivery of the Escrow Fund, in which case the Escrow Agent shall deliver the Escrow Fund in accordance with such instructions or order.

          5.4. If neither of a Dominium Notice or a CAPREIT Notice, nor any other instruction described above, shall have been delivered by the Termination Date, the Escrow Agent shall deliver the Escrow Fund upon the Termination Date to CAPREIT.

     6.       Termination.  This Escrow Agreement shall terminate (the
              -----------
"Termination Date") upon the sooner to occur of (i) distribution of all of the Escrow Fund and all other sums held by the Escrow Agent pursuant to this Escrow Agreement; (ii) December 31, 1998, if neither a CAPREIT Notice nor a Dominium Notice has theretofore been given; (iii) the receipt by the Escrow Agent of written instructions signed by CAPREIT and Dominium as provided for in Section
5.2 or 5.3; or (iv) the receipt by the Escrow Agent of a final court order as provided for in Section 5.2 or 5.3.

     7.       Duties of Escrow Agent.
              ----------------------

              7.1.  Duties Limited.  The Escrow Agent shall perform only the
                    --------------
 duties expressly set forth herein.

              7.2.  Reliance.  The Escrow Agent may rely upon, and shall be
                     --------

protected in acting or refraining from acting upon, any written notice, instruction, or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

          7.3.  Good Faith.  CAPREIT and Dominium shall, jointly and severally,
                ----------
indemnify the Escrow Agent and hold it harmless against any loss, liability, or expense incurred without negligence or bad faith on its part, arising out of or in connection with this Escrow Agreement, including the reasonable costs and expenses incurred in defending any such claim of liability. The Escrow Agent may consult with its own counsel, and shall have full and complete authorization and protection for any action taken or suffered in good faith and in accordance with the opinion of such counsel.

     8.   Resignation; Removal; Successor Escrow Agent.
          ------------

          8.1.  Resignation.  The Escrow Agent may resign at any time by giving
                -----------
thirty (30) days' written notice of such resignation to CAPREIT and Dominium. Thereafter, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Fund as depository. In such event, the Escrow Agent shall not take any further action until CAPREIT and Dominium shall have designated a banking corporation, trust company, attorney, or other person as successor Escrow Agent. Upon receipt of such instructions, the Escrow Agent shall promptly deliver the Escrow Fund to such successor Escrow Agent and shall thereafter have no further obligation hereunder.

          8.2.  Removal.  CAPREIT and Dominium together may remove the Escrow
                -------
Agent at any time upon ten (10) days' written notice specifying the date upon which such removal shall take effect. In the event of such removal, CAPREIT and Dominium shall within thirty (30) days of such notice jointly appoint a successor Escrow Agent, and the Escrow Agent shall turn over to such successor Escrow Agent all funds in the Escrow Fund and any other amount held by it pursuant to this Escrow Agreement. Upon receipt of the funds and other amounts, the successor Escrow Agent shall thereupon be bound by all of the provisions hereof.

     9.   Fees and Expenses.
          ------------------

          9.1.  Escrow Agent.  Dominium and CAPREIT shall each pay and shall
                ------------
only be liable for one-half of (i) the Escrow Agent's fees, which shall be $500.00 payable on the date hereof, and an additional $100.00 on each successive anniversary date of this Escrow Agreement if the Escrow Fund shall not then have been released; and (ii) all reasonable expenses, disbursements, and advances (including reasonable attorneys' fees) incurred in carrying out the Escrow Agent's duties hereunder (the "Escrow Agent's Fees"), payable monthly upon submission of an itemized invoice therefor to CAPREIT and Dominium.

          9.2.  Payment of Fees and Expenses.  Each of CAPREIT and Dominium
                ----------------------------
shall pay its portion of the Escrow Agent's Fees directly to the Escrow Agent as set forth in

Section 9.1. If CAPREIT or Dominium shall refuse to pay their respective portions of the Escrow Agent's Fees upon written demand therefor, the Escrow Agent's Fees may be deducted by the Escrow Agent from the Escrow Fund, provided
                                                                       --------
that this sentence shall not affect, as between Dominium and CAPREIT, the obligation of each to pay one-half of the fees and expenses as set forth in
Section 9.1. The Escrow Fund shall not otherwise be applied to pay the Escrow Agent's Fees and, notwithstanding anything to the contrary herein, the Escrow Agent shall not apply amounts in the Escrow Fund to the Escrow Agent's Fees so as to cause the Escrow Fund to be less than the amount originally deposited by CAPREIT.

     10.  Miscellaneous.
          -------------

          10.1.  Notice.  Any notice or other communication required or which
                 ------
may be given hereunder shall be in writing and shall be delivered personally, or sent by facsimile transmission or by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, sent by facsimile transmission, or, if mailed, two days after the date of mailing, as follows:

                 (i)   if to CAPREIT, to:
                       -----------------

                       Capital Apartment Properties, Inc.
                       11200 Rockville Pike
                       Rockville, Maryland 20852
                             Attention:  Richard Kadish, President
                       Facsimile: 301-468-8391

                       with a copy to:
                       --------------

                       Schulte Roth & Zabel LLP
                       900 Third Avenue
                       New York, New York 10022
                             Attention:  Janet C. Walden, Esq.
                       Facsimile:  212-593-5955


                 (ii)  if to Dominium, to:
                       ------------------

                        Dominium Tax Exempt Fund L.L.P.
                       2915 North Niagara Lane
                          Minneapolis, Minnesota 55441
                            Attention: Jack W. Safar
                            Facsimile: 612-559-1783
                       with a copy to:
                       --------------

                       Faegre & Benson, P.L.L.P.
                       2200 Norwest Center
                       90 South Seventh Street
                       Minneapolis, Minnesota 55402
                            Attention: Thomas L. Kimer, Esq.
                       Facsimile:  612-336-3026

                       and with a copy to:
                       ------------------

                       Ravich Meyer Wilson Kirkman McGrath & Nauman P.A. 4545 IDS Center
                       80 South Eighth Street
                       Minneapolis,  Minnesota   55402
                            Attention:  Paul H. Ravich, Esq.
                       Facsimile:  612-332-8302

                 (iii) if to the  Escrow Agent, to:
                       ---------------------------

                       Commonwealth Land Title Insurance Company
                       255 Park Square Court
                       400 Sibley Street
                       St. Paul, Minnesota 55101
                               Attention:  Toni Reichow
                       Facsimile:  612-227-1708


          10.2.  Entire Agreement.  This Escrow Agreement is entered into and
                 ----------------
delivered pursuant to the Agreement, and as such contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

          10.3.  Waivers and Amendments.  This Escrow Agreement may be amended,
                 ----------------------
modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          10.4.  Litigation.  In the event of any dispute as to the distribution
                 ----------
of the Escrow Fund, the Escrow Agent may interplead the funds in dispute, and CAPREIT and Dominium shall not oppose any reasonable request for such interpleader relief, with the prevailing party being entitled to reimbursement of its attorneys' fees and costs in connection with the resolution of such dispute.

          10.5.  Assignment.  This Escrow Agreement shall be binding upon the
                 ----------
successors and permitted assigns of the parties. No assignment of this Escrow Agreement may be made by any party unless the assignee agrees to be bound by the provisions of this Escrow Agreement and the Agreement to the same extent as the assignor is bound.

          10.6.  Further Assurances.  Each of the parties shall execute such
                 ------------------
documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

          10.7.  Counterparts and Facsimile Signature Pages.  This Escrow
                 ------------------------------------------
Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures by facsimile shall be effective as originals.

          10.8.  Headings.  The headings in this Escrow Agreement are for
                 --------
reference purposes only and shall not in any way affect meaning or interpretation of this Escrow Agreement.

   IN WITNESS WHEREOF, the parties have caused the execution of this Escrow Agreement as of the date first above written.

                                      CAPITAL APARTMENT PROPERTIES, INC.


                              By:     /s/ Richard L. Kadish
                                      -----------------------------------
                                      Richard L. Kadish, President




                                      DOMINIUM TAX EXEMPT FUND L.L.P.

                              By:     /s/ Jack W. Safar
                                      -----------------------------------
                                      Jack W. Safar, Partner

                                      COMMONWEALTH LAND TITLE
                                      INSURANCE COMPANY,
                                      as Escrow Agent

                              By:
                                      -----------------------------------

                                                                       EXHIBIT B

                                MUTUAL RELEASES
                                ---------------


     THESE MUTUAL RELEASES are made as of the 6th day of November, 1996.

     1.   Definitions. The following terms shall have the assigned meanings:

          (a) An AFFILIATE of a party is any person or entity controlled by, under common control with, or in control of the first party.

          (b) DOMINIUM PARTIES means Dominium Tax Exempt Fund L.L.P., Dominium Management Services, Inc., Jack W. Safar, David L. Brierton, Paul R. Sween, and Armand E. Brachman (collectively, "Dominium") and their partners, Affiliates, successors and assigns and each of their officers, directors, employees, agents, attorneys, accountants, consultants and representatives.

          (c) CAPREIT PARTIES means Watermark Partners, L.P., and Watermark III Partners, L.P. (collectively, "Watermark"), Capital Apartment Properties Inc. ("CAPREIT"), and their partners, Affiliates, successors and assigns and each of their officers, directors, employees, agents, attorneys, accountants, consultants and representatives.

          (d) CRITEF PARTIES means Capital Realty Investors Tax Exempt Fund Limited Partnership, Capital Realty Investors Tax Exempt Fund III Limited Partnership (collectively, the "Funds"), CRITEF Associates Limited Partnership and CRITEF III Associates Limited Partnership (collectively, the "General Partners"), C.R.I., Inc., H. William Willoughby, and William B. Dockser, and

their partners, Affiliates, successors and assigns and each of their officers, directors, employees, agents, attorneys, accountants, consultants and representatives.

          (e) MERGERS means mergers and related transactions involving Watermark, CAPREIT, the Funds, the General Partners, and other parties pursuant to two certain Fourth Amended and Restated Agreements and Plans of Merger dated as of August 21, 1996, as the same may be further amended from time to time, and all related preceding or succeeding Agreements and Plans of Merger, and the mergers and transactions contemplated thereby.

          (f) AGREEMENT means that certain agreement of even date by and between Dominium, for itself and on behalf of its partners and affiliates, and CAPREIT, for itself and on behalf of its affiliates, and on behalf of Watermark.

          (g) ESCROW AGREEMENT means the escrow agreement provided for in the Agreement.

          (h) MINNESOTA ACTION and NEW YORK ACTION have the same meanings given to them in the Agreement.

          (i) SUBJECT MATTER means the Mergers, solicitations of proxies relating to the Mergers, any matters raised or that could have been raised in the Minnesota Action or the New York Action, Dominium's efforts to acquire the Funds and to oppose the Mergers, and all acts, facts, transactions or occurrences relating thereto, excluding matters arising out of the breach or failure to fulfill any obligations under the Agreement and the Escrow Agreement.

      2. Release of Dominium Parties. Each of the CAPREIT Parties and the CRITEF Parties hereby releases and forever discharges the Dominium Parties from all actions, causes of action, suits, proceedings, debts, dues, contracts, judgments, damages, costs, claims and demands of any kind, whether in law, equity, or mixed, which the CAPREIT Parties or the CRITEF Parties have or may have, whether known or unknown, against any of the Dominium Parties, arising out of or in any way relating to the Subject Matter.

      3. Release of CRITEF Parties and CAPREIT Parties. Each of the Dominium Parties hereby releases and forever discharges the CRITEF Parties and CAPREIT Parties from all actions, causes of action, suits, proceedings, debts, dues, contracts, judgments, damages, costs, claims and demands of any kind, whether in law, equity, or mixed, which the Dominium Parties have or may have, whether known or unknown, against any of the CAPREIT Parties or any of the CRITEF Parties, arising out of or in any way relating to the Subject Matter.

      4. Counterparts and Facsimile Signature Pages. This Mutual Releases may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures by facsimile shall be effective as originals.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written by their duly authorized officers or general partners.

                                         DOMINIUM TAX EXEMPT FUND L.L.P.


                                 By:     /s/ Jack W. Safar
                                         ----------------------------------
                                         Jack W. Safar, General Partner


                                 By:     /s/ David L. Brierton
                                         ----------------------------------
                                         David L. Brierton, General Partner

                                         /s/ JACK W. SAFAR
                                         ----------------------------------
                                         JACK W. SAFAR


                                         /s/ DAVID L. BRIERTON
                                         ----------------------------------
                                         DAVID L. BRIERTON


                                         /s/ PAUL R. SWEEN
                                         ----------------------------------
                                         PAUL R. SWEEN


                                         /s/ ARMAND E. BRACHMAN
                                         ----------------------------------
                                         ARMAND E. BRACHMAN


                                         CAPITAL APARTMENT PROPERTIES, INC.


                                  By:    /s/ Richard L. Kadish
                                         ----------------------------------
                                         Richard L. Kadish, President



                                         WATERMARK PARTNERS, L.P.
                                         By: Capital Apartment Properties, Inc.,
                                             its general partner


                                  By:    /s/ Richard L. Kadish
                                         ----------------------------------

                                         Richard L. Kadish, President

                                    WATERMARK III PARTNERS, L.P.
                                    By:  Capital Apartment Properties, Inc.,
                                         its general partner


                              By:   /s/ Richard L. Kadish
                                    ----------------------------------
                                    Richard L. Kadish, President



                                    CAPITAL REALTY INVESTORS TAX
                                    EXEMPT FUND LIMITED PARTNERSHIP
                                    By:  CRITEF Associates Limited Partnership,
                                         its general partner
                                         By:  C.R.I., Inc., its general partner


                              By:   /s/ H. William Willoughby
                                    -----------------------------
                                    H. William Willoughby


                                    CAPITAL REALTY INVESTORS TAX
                                    EXEMPT FUND III LIMITED
                                    PARTNERSHIP
                                    By:  CRITEF III Associates Limited
                                         Partnership, its general partner
                                         By:  C.R.I., Inc., its general partner


                              By:   /s/ H. William Willoughby
                                    -----------------------------
                                    H. William Willoughby


                                    CRITEF ASSOCIATES LIMITED
                                    PARTNERSHIP
                                    By:  C.R.I., Inc., its general partner


                              By:   /s/ H. William Willoughby
                                    -----------------------------
                                    H. William Willoughby

                                    CRITEF III ASSOCIATES LIMITED
                                    PARTNERSHIP
                                    By:  C.R.I., Inc., its general partner


                              By:   /s/ H. William Willoughby
                                    -----------------------------
                                    H. William Willoughby



                                  C.R.I., INC.


                              By:   /s/ H. William Willoughby
                                    -----------------------------
                                    H. William Willoughby


                                    /s/ WILLIAM B. DOCKSER
                                    -----------------------------
                                    WILLIAM B. DOCKSER